Exhibit 99.1
Contact:                     FOR IMMEDIATE RELEASE

Aircastle Limited
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063

The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle to Present at Jefferies Global Industrial and A&D Conference
Stamford, CT. August 4, 2011 — Aircastle Limited (NYSE:AYR) today announced that Michael Inglese, Chief Financial Officer, will be presenting at the Jefferies Global Industrial and A&D Conference on Thursday, August 11, 2011 at 9:30 a.m. Eastern Time.
A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for 90 days following the live event.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2011 Aircastle’s aircraft portfolio consisted of 134 aircraft and had 63 lessees located in 34 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.
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